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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 2003

                             NABORS INDUSTRIES LTD.
             (Exact name of registrant as specified in its charter)


         Bermuda                     000-49887                980363970
(State or Other Jurisdiction        (Commission             (IRS Employer
     of Incorporation)              File Number)         Identification No.)


2nd Fl. International Trading Centre
Warrens
PO Box 905E
St. Michael, Barbados                                           N/A
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code   (246) 421-9471

                                       N/A
          (Former name or former address, if changed since last report)


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                                EXPLANATORY NOTE

         Nabors Industries Ltd. is filing this Current Report on Form 8-K/A to correct typographical errors in our segment reporting table from those included in the Current Report on Form 8-K filed on January 30, 2003 (the "Original 8-K"). This Current Report on Form 8-K/A amends, restates and supercedes the Original 8-K in its entirety.

         The amounts reported for Operating revenues and Earnings from unconsolidated affiliates for our U.S. Land Drilling segment have been reduced from the amounts previously reported by $238,000 and $971,000 for the three and twelve months ended December 31, 2001, respectively. These reductions are offset by increases in Operating revenues and Earnings from unconsolidated affiliates for our Manufacturing and logistics segment of the same amounts.

         The amount reported for Cash flow derived from operating activities for our Canadian land drilling segment has been increased from the amount previously reported by $3.4 million for the twelve months ended December 31, 2001. This reduction is offset by a reduction in Cash flow derived from operating activities for our Other segment of the same amount.

         These revisions had no impact on our consolidated Operating revenues and Earnings from unconsolidated affiliates, or Cash flow derived from operating activities.


ITEM 5.       OTHER EVENTS.

              On January 30, 2003, Nabors Industries Ltd. issued a press release announcing the results of its fourth quarter and full year 2002. A copy of the press release is filed as an exhibit to this report and is incorporated in this report by reference.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

              (c) Exhibits

              Exhibit No.                     Description
              -----------                     -----------

                  99.1             Press Release of Nabors Industries Ltd.
                                   dated January 30, 2003


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              Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NABORS INDUSTRIES LTD.


Date: January 31, 2003                      By: /s/ Daniel McLachlin
                                                --------------------------------
                                                Daniel McLachlin
                                                Vice President



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                                  EXHIBIT INDEX



Exhibit No.                              Description
-----------                              -----------

99.1             Press Release of Nabors Industries Ltd. dated January 30, 2003.


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